Exhibit 99.2

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended September 30, 2014

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,233	$ 855	$ 379	$ 234	$ 10	$ 252	$ (148)	$ 2,815

Cost of sales and other expenses	(823)	(593)	(305)	(156)	(13)	(255)	137	(2,008)

Depreciation and amortization	(134)	(109)	(14)	(16)	(1)	(17)	(1)	(292)

Gain on sale of equity interest	-	-	-	19	-	-	-	19

Equity earnings, before income tax	-	-	-	-	7	15	-	22

Other income (expense), net	9	6	10	5	-	1	(2)	29

Income (loss) before interest and tax (1)	285	159	70	86	3	(4)	(14)	585

Net interest expense (2)	(51)	(17)	(3)	(4)	(2)	(1)	(60)	(138)

Income tax (expense) benefit	(65)	(44)	(26)	(13)	16	31	30	(71)

Equity (losses) earnings, net of income tax	-	-	(2)	9	-	-	-	7

Earnings attributable to noncontrolling interests	(12)	-	(7)	(15)	-	-	(1)	(35)

Earnings (losses)	$ 157	$ 98	$ 32	$ 63	$ 17	$ 26	$ (45)	$ 348

Three Months Ended September 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,063	$ 807	$ 364	$ 188	$ 25	$ 212	$ (108)	$ 2,551

Cost of sales and other expenses	(674)	(552)	(286)	(117)	(10)	(211)	91	(1,759)

Depreciation and amortization	(126)	(100)	(14)	(16)	(5)	(20)	(5)	(286)

Gain (loss) on sale of equity interests and assets	-	-	-	-	40	-	(1)	39

Equity (losses) earnings, before income tax	-	-	-	-	(10)	13	-	3

Other income (expense), net	10	2	3	1	4	3	(7)	16

Income (loss) before interest and tax (1)	273	157	67	56	44	(3)	(30)	564

Net interest (expense) income (2)	(55)	(17)	(5)	-	2	(8)	(54)	(137)

Income tax (expense) benefit	(84)	(38)	(16)	(16)	(9)	4	42	(117)

Equity earnings, net of income tax	-	-	-	8	-	-	-	8

Earnings attributable to noncontrolling interests	(5)	-	(7)	(9)	-	-	(1)	(22)

Earnings (losses)	$ 129	$ 102	$ 39	$ 39	$ 37	$ (7)	$ (43)	$ 296

(1)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Includes interest income and interest expense. In 2013, also includes call premium on preferred stock of subsidiary and preferred dividends of subsidiaries.

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Nine Months Ended September 30, 2014

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,283		$ 2,857	$ 1,147	$ 621	$ 25	$ 748	$ (393)	$ 8,288

Cost of sales and other expenses	(2,162)		(2,132)	(916)	(425)	(36)	(723)	344	(6,050)

Depreciation and amortization	(395)		(321)	(41)	(47)	(4)	(50)	(8)	(866)

Plant closure adjustment	13	(1)	-	-	-	-	-	-	13

Gain on sale of equity interests and assets	-		-	2	19	27	-	-	48

Equity earnings, before income tax	-		-	-	-	18	44	-	62

Other income, net	29		13	15	27	1	2	31	118

Income (loss) before interest and tax (2)	768		417	207	195	31	21	(26)	1,613

Net interest expense (3)	(152)		(51)	(14)	(11)	(3)	(3)	(170)	(404)

Income tax (expense) benefit	(217)		(110)	(59)	(37)	35	22	75	(291)

Equity (losses) earnings, net of income tax	-		-	(4)	26	-	-	-	22

Earnings attributable to noncontrolling interests	(20)		-	(21)	(34)	-	(1)	-	(76)

Earnings (losses)	$ 379		$ 256	$ 109	$ 139	$ 63	$ 39	$ (121)	$ 864

Nine Months Ended September 30, 2013

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,066		$ 2,694	$ 1,119	$ 519	$ 76	$ 683	$ (305)	$ 7,852

Cost of sales and other expenses	(1,943)		(1,997)	(877)	(342)	(37)	(623)	262	(5,557)

Depreciation and amortization	(367)		(280)	(44)	(47)	(20)	(60)	(10)	(828)

Plant closure loss	(200)		-	-	-	-	-	-	(200)

Gain (loss) on sale of equity interests and assets	-		-	-	-	40	74	(1)	113

Equity (losses) earnings, before income tax	-		-	-	-	(12)	33	-	21

Other income, net	30		9	6	5	9	7	13	79

Income (loss) before interest and tax (2)	586		426	204	135	56	114	(41)	1,480

Net interest expense (3)	(153)		(53)	(9)	(4)	(8)	(23)	(156)	(406)

Income tax (expense) benefit	(147)		(107)	(50)	(44)	8	(35)	48	(327)

Equity (losses) earnings, net of income tax	-		-	(14)	27	-	-	-	13

Earnings attributable to noncontrolling interests	(1)		-	(21)	(18)	-	(1)	-	(41)

Earnings (losses)	$ 285		$ 266	$ 110	$ 96	$ 56	$ 55	$ (149)	$ 719

(1)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $9 million charge to earnings.

(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiaries. In 2013, also includes call premium on preferred stock of subsidiary.